  EXHIBIT 4.1

NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS WARRANT OR THE SHARES PURCHASABLE HEREUNDER SHALL BE MADE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

Warrant No. [____]

Warrant to Purchase 20,000 shares of Common Stock at $4.75 per share

October 13, 2022

NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”).

Onfolio Holdings Inc., a Delaware corporation (the “Company”), hereby certifies that BCP MEDIA, Inc., a Florida corporation and its successors and assigns (collectively, the “Holder”), who is contemporaneously entering into an Asset Sale and Purchase Agreement (“Purchase Agreement”) with the Company and ONFOLIO LLC, a Delaware limited liability company, for value received, is entitled to purchase from the Company at any time during the Exercise Period described in Section 2, up to 20,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), at the exercise price of $4.75 per share (the “Exercise Price”).

The shares of Common Stock issued upon some or all of this Warrant (“Warrant”) will be uncertificated and issued in book entry form and shall bear an appropriate restrictive notation, as set forth below, except that any such shares shall not bear such restrictive notation if (i) such shares are transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the “Securities Act”) or in compliance with Rule 144 or Rule 144A promulgated under the Securities Act, or (ii) the Company is provided with an opinion of counsel to the effect that such notation is not required in order to establish compliance with the provisions of the Securities Act:

THE SHARES REPRESENTED BY THIS ACCOUNT STATEMENT ARE SUBJECT TO EITHER AN ISSUER RESTRICTION OR A REGULATORY RESTRICTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND CANNOT BE TRANSFERRED WITHOUT THE APPROVAL OF THE ISSUER OR LEGAL COUNSEL TO THE ISSUER.

1. Exercise of Warrants.

(a) Upon presentation and surrender at the principal executive office of the Company of this Warrant during the Exercise Period described in Section 2, along with the attached Election to Purchase form duly executed, together with a check to the Company in the amount of the Exercise Price multiplied by the number of shares of Common Stock being purchased, the Company will cause its Transfer Agent to issue and deliver to the holder hereof, uncertificated shares of Common Stock in book entry form which in the aggregate represent the number of shares of Common Stock being purchased. This Warrant may be partially exercised and, in the case of such partial exercise, the Company, upon surrender hereof, will deliver to the Holder a new Warrant representing the number of shares which have not been exercised.

2. Exercise Period.

(a) The right to acquire shares of Common Stock of the Company pursuant to this Warrant shall occur pursuant to the following vesting schedule: all 20,000 shares vest immediately. The right to acquire shares of Common Stock of the Company pursuant to this Warrant shall expire [twenty-four] (24)] months from the date hereof (the “Expiration Date”). After the Expiration Date, the Holder shall have no right to purchase any shares of Common Stock pursuant to this Warrant.

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(b) The rights represented by this Warrant may be exercised by the Holder, in whole or in part (with respect to shares of Common Stock), subject to the conditions contained herein and at any time within the period specified in Section 2(a) by: (i) surrender of this Warrant for calculation (with the Election to Purchase form at the end hereof properly executed) at the principal executive office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Exercise Price for the number of shares of Common Stock specified in the Election to Purchase form, together with the amount of applicable stock transfer taxes, if any; and/or (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the Election to Purchase form to the effect that such person(s) agree(s) to be bound by all of the terms and conditions of this Warrant. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date on which all of the applicable provisions of this Section 2(b) are reasonably satisfied, and the person(s) designated in the Election to Purchase form shall become the holder(s) of record of the shares of Common Stock issuable upon such exercise at that time and date.

3. Rights and Obligations of Holders of this Warrant: Anti-Dilution.

(a) The Holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any book entry account statement representing the uncertificated shares of Common Stock or other securities is issued to the Holder hereof upon exercise of some or all of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which all of the applicable provisions of Section 2(b) have been met, irrespective of the date contained in the book entry account statement.

(b) In case the Company shall (i) pay a dividend on its Common Stock or make a distribution in its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares (including a recapitalization in connection with any consolidation or merger), then the Exercise Price on the record date of such division or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event and the number of shares of Common Stock for which this Warrant may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

(c) In the case of any consolidation or merger of the Company with or into another corporation (other than any consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock) or the conversion of such outstanding shares of Common Stock into shares or other stock or other securities or property, or the liquidation, sale or transfer of the property of the Company as an entity or substantially as an entirety and for other unusual events, there shall be deliverable upon exercise of the Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such action if this Warrant had been exercised immediately prior to such action.

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(d) Either the Company or the Holder(s) may require that the Company assign the obligations of the Company described in this Warrant to any successor of the Company if the Company is not the surviving entity of a merger or consolidation. The Company must give the Holder(s) hereof five (5) business days notice of the terms of any such consolidation or merger and the terms thereof.

4. Covenants of the Company.

(a) The Company covenants and agrees that all shares of Common Stock issuable upon exercise of this Warrant will, upon delivery, be duly and validly authorized and issued, fully-paid and non-assessable.

(b) The Company covenants and agrees that it will at all times prior to expiration of this Warrant reserve and keep available an authorized number of shares of its Common Stock and other applicable securities sufficient to permit the exercise in full of all outstanding convertible securities, options, warrants and rights, including this Warrant.

5. Issuance of Shares. As soon as possible after any full or partial exercise of this Warrant, but in any event no more than ten (10) business days, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder of this Warrant, uncertificated shares of Common Stock in book entry form for the number of fully paid and non-assessable shares of Common Stock to which that Holder shall be entitled on such exercise. No fractional shares will be issued on exercise of this Warrant. If, on any exercise of this Warrant, a fractional share results, the Company will pay the cash value of that fractional share, calculated on the basis of the Exercise Price. All book entry account statements representing such uncertificated shares shall bear an appropriate restrictive notation to the effect that the shares of Common Stock represented by such book entry account statement have not been registered under the Securities Act, and the shares of Common Stock may not be sold or transferred in the absence of such registration or an exemption therefrom, such notation to be substantially in the form of the bold face language appearing on Page 1 of this Warrant.

6. Successors and Assigns: Transfer.

(a) This Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(b) This Warrant may be transferred at any time by: (i) surrender of this Warrant for cancellation (with the Transfer form at the end hereof properly executed) at the office or agency of the Company referred to in Section 1; and (ii) delivery of an opinion of counsel stating that the proposed transfer may be made without registration or qualification under applicable Federal or state securities laws. Notwithstanding the foregoing, this Warrant may only be transferred to members, managers, officers, directors, employees, consultants or heirs of the initial Holder hereof. This Warrant shall be deemed to have been transferred, in whole or in part to the extent specified, immediately prior to the close of business on the date the provisions of this Section 6 are satisfied, and the transferee(s) designated in the Transfer form shall become the holder(s) of record at that time and date. The Company shall issue, in the name(s) of the designated transferee(s) (including the Holder if this Warrant has been transferred in part) a new Warrant or Warrants of like tenor and representing, in the aggregate, rights to purchase the same number of shares of Common Stock as are then purchasable under this Warrant. Such new Warrant or Warrants shall be delivered to the record holder(s) thereof within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Warrant shall have been so transferred. As used herein (unless the context otherwise requires), the term “Holder” shall include each such transferee, and the term “Warrant” shall include each such transferred Warrant.

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7. Disposition of Warrants or Shares. The Holder of this Warrant, each transferee hereof and any holder and transferee of any shares of Common Stock, by his or its acceptance thereof, agrees that no public distribution of Warrants or Common Stock will be made in violation of the provisions of the Securities Act.

8. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested or national overnight courier service) personally delivered or sent by email and confirmed and shall be deemed given when so delivered or emailed and confirmed or if mailed, five (5) days after such mailing:

If to the Company:

Onfolio Holdings Inc.

1007 North Orange Street, 4th Floor

Wilmington, Delaware 19801

Email: dom@onfolio.com

Attention: Dominic Wells

If to the Holder, at the Holder’s address (physical or email) contained in the Holder’s executed Purchase Agreement.

9. Governing Law. This Warrant and all rights and obligations hereunder shall be deemed to be made under and governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without reference to such State’s laws regarding the conflict of laws.

10. Amendment or Waiver. Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and any Holder; provided, however, that such amendment, waiver or modification applies by its terms to that particular Holder, only; and provided further, that a Holder may waive any of its rights or the Company’s obligations to such Holder without obtaining the consent of any other Holder.

11. Headings. The headings of various sections of this Warrant have been inserted for reference only and shall not be a part of this Warrant.

12. Venue. Any litigation arising under this Warrant shall be instituted exclusively in New Castle County, Delaware, the place where this Warrant was executed. All parties agree that venue shall be proper in that county for all such legal or equitable proceedings.

13. Attorney’s Fees. The prevailing party in any litigation, arbitration or mediation relating to this Warrant shall be entitled to recover its reasonable attorney’s fees from the other party for all matters, including but not limited to appeals.

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                The Company has caused this Warrant to be duly executed, by its duly authorized officers under its corporate seal as of the date set forth below.

Dated: October 13, 2022

ONFOLIO HOLDINGS INC.

By:
Dominic Wells, CEO

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Election to Purchase

To be Executed by the Holder

in Order to Exercise the Warrant

The undersigned Holder of the foregoing Warrant hereby irrevocably elects to exercise the purchase rights represented by such Warrant, and to purchase thereunder, to the extent of ________________ shares of Common Stock, $.001 par value (“Common Stock”). The undersigned requests that the uncertificated shares of such Common Stock be issued in the name(s) of, the person(s) whose name(s) and address(es) are set forth below:

(Please type or print name and address)

(Social Security or tax identification number)

on the date of execution of this Agreement (by both parties) and delivered to:

(Please type or print name and address)

and, if such number of shares of Common Stock shall not be all the Common Stock evidenced by this Warrant, that a new Warrant of like tenor for the balance of the shares of Common Stock subject to the Warrant be registered in the name of, and delivered to, the Holder at the address stated below.

In full payment of the purchase price with respect to the portion of the Warrant exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_________ by check or money order payable in United States currency to the order of Onfolio Holdings Inc., or its successor.

Dated:

(Address)

Signatures guaranteed by:

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Transfer

To be Executed by the Holder

in Order to Transfer the Warrant

(To be signed only upon transfer of Warrant)

For Value Received, the undersigned hereby sells, assigns, and transfers unto _________________________ the right to purchase shares of the Common Stock, $.001 par value per share (“Common Stock”), of Onfolio Holdings Inc. (the “Company”) represented by the foregoing Warrant to the extent of ___________________shares of Common Stock and appoints attorney to transfer such rights on the books of the Company, with full power of substitution in the premises.

Dated:
Name:

Address

Signatures guaranteed by:

Taxpayer Identification Number:
___

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